UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

May 31, 2011

XUN ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53466	26-1616719
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12518 NE Airport Way, Suite 148 No. 156 Portland Oregon 97230

(Address of principal executive offices)

775-200-0505

 (Registrant's telephone number, including area code)

___N/A___

(Former Name or former address if changed from last report.)

Copies to:

Jeffrey G. Klein, P.A.

301 Yamato Road

Suite 1240

Boca Raton, Florida  33431

Tel: (561) 953-1126

Fax: (561)994-6693

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Forward Looking Statements

Certain statements included in this Form 8-k regarding Xun Energy, Inc.( “Company”) that are not historical facts are forward-looking statements, including the information provided with respect to the future business operations and anticipated operations of the Company. These forward-looking statements are based on current expectations, estimates,  assumptions and beliefs of management, and words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve risks and uncertainties, including, but not limited to, the success of our current or proposed business activities.  Accordingly, actual results may differ.

Section 5-Corporate Governance and Management

Item 5.02

Departure of Directors or Principal Officers:  Election of Directors: Appointment of Principal Officers

Pursuant to several meetings of the Company’s Board of Directors held May 31, 2011, Jerry G. Mikolajczyk, a special consultant to the Company, was appointed the Company’s president, chief executive officer and chief financial officer.  Mr. Mikolajczyk was also appointed to the Company’s Board of Directors.

With the appointment of Mr. Mikolajczyk, Peter Matousek resigned as the Company’s president, chief executive officer and chief financial officer.  Mr. Matousek will remain on the Company’s Board of Directors and has assumed the position of vice president of investor relations. He will receive a salary of $90,000 per year and will be entitled to additional compensation subject to the Company achieving certain milestones.

Mr. Mikolajczyk (age 58) is a professional accountant with over 36 years of business experience.  During his career, he has worked with both large multi-national corporations and small start-up enterprises.  His work experience encompasses oil and gas exploration, mining, transportation and housing.  He has worked for BP Resources, SCI Group of Companies, Husky Oil, Syncrude, Bechtel, Guy F. Atkinson and INCO holding various positions in the fields of finance and accounting.

More recently, Mr. Mikolajczyk’s focus has been small start-up and developmental stage companies.  Since October 2010 he has served as president of Carter Creek Mining Corporation and since March 2010 he has served as president of Shirelle Holdings Inc.  Both of these companies are engaged in mining and exploration activities. Mr. Mikolajczyk has provided services to Xun in connection with the Company’s development of its oil and gas facilities located in Kentucky and has been providing financial services to Xun over the past twelve months.  From January through August 2010 he served as interim chief financial officer for Global Power and Water Industries, Inc., a company whose focus was the development of solar energy in China.  From April 2007 through May 2009, he served as the chief financial officer for the Santa Clara Valley Transportation Authority (VTA) and from 2004 through 2010 he served as president and chief executive officer of Minecore International Inc., a company engaged in exploration and mining operations in Madagascar.

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Mr. Mikolajczyk graduated from Red River Community College with a diploma in Business Administration in 1975.

Mr. Mikolajczyk obtained his CGA (Certified General Accountant) designation in 1985 and his CIA (Certified Internal Auditor) designation in 1988.

In 2008, Mr. Mikolajczyk was awarded “CFO of the Year, Silicon Valley/San Jose” for his accomplishments at VTA.

Mr. Mikolajczyk is an acknowledged speaker and presenter. He has moderated various panels on P3’s (Private Public Partnerships) projects such as the Confederation Bridge, the longest bridge in North America, joining Prince Edward Island and New Brunswick in Canada, which Mr. Mikolajczyk was involved in the bidding, award and financing of the project. He also presented a paper to the 1990 Western Regional Conference of the Institute of Internal Auditors entitled:  "Is Your Project Control Out of Control?" and a paper in 1991 to the Institute of Internal Auditors, Calgary Chapter, entitled:  "Operational Audit of the Procurement Function".

Compensation

As the Company’s president, chief executive officer and chief financial officer Mr. Mikolajczyk will be paid a salary of $120,000 per year for a term of one year commencing June 1, 2011 and ending May 31, 2012.  If the Company achieves certain milestones, he may receive additional compensation.  In addition, he will receive 5,000 shares of the Company’s common stock per month. Additional compensation may be paid subject to the Company reaching certain milestones.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 6, 2011

Xun Energy, Inc. BY: /S/ Jerry G. Mikolajczyk —————————————— Name: Jerry G. Mikolajczyk Title: President/CEO/CFO

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